Investor Presentation – June 2018 Exhibit 99.1

Forward Looking Statements This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company and its business. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements reflect various assumptions and involve elements of subjective judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

Transparent & Executable Growth Strategy The Bank Chicago Deserves Seasoned Management Team & Board of Directors Diversified Commercial Lending Platform Disciplined Credit Risk Management Framework Deposits, Deposits, Deposits Franchise Highlights 1 2 3 4 5 6

Byline Bancorp, Inc.

A Leading Chicago Commercial Franchise

Company Overview

- Full service commercially-oriented community bank serving business and retail customers in the Chicago metropolitan area
- Largest community bank[1] by assets, deposits and branches in the Chicago MSA and the city of Chicago
- $207 million recapitalization during 2013, the largest recap in Chicago in 25 years
- First Chicago bank IPO in over 15 years raising $125 million

Financial Highlights ($mm)

Size	Total Assets[2]	$4,616
	Total Loans & Leases[2]	$3,189
	Total Deposits[2]	$3,566
	Total Equity	$463
	Tangible Common Equity[3]	$382
	Loans & Leases / Deposits Ratio	91%
Loan & Deposit	Commercial Loans / Total Loans[2][4]	56%
	Non-interest Bearing Deposits / Total Deposits[2]	31%
Profitability	Return on Average Assets	0.82%
	Net Interest Margin	4.45%
	Efficiency Ratio[5]	69.04%
	Non-interest Income / Total Revenue[3]	25.33%

Branch Franchise


Brookfield, WI
Oswego, IL

Source: Company Management, FRY-9 data, and SNL Financial. Data as of, or for the quarter ended, March 31, 2018. Ratios annualized (recalculated as an annual rate) where applicable.

(1) Represents $1-10bn banks by assets in the city of Chicago.
(2) Pro forma for First Evanston acquisition as of 3/31/18. Does not include acquisition accounting adjustments.
(3) Considered a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the Appendix.
(4) Represents the sum of Commercial & Industrial Loans + Owner Occupied CRE Loans + Leases divided by Total Loans and Leases.
(5) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

4

The Byline Franchise Retail Banking Commercial Banking Small Business Capital Small Ticket Equipment Leasing Diversified product set with abilities to scale business lines both in-market and nationwide Size Customer and Market Focus $3.6 billion in total deposits(1) 60 branch locations(2) Serves small businesses and consumers within branch footprint Offers traditional retail deposit products through branch network and online and mobile banking platforms $2.6 billion loan portfolio(1) 43 experienced commercial bankers Serves business owners, middle market clients and well-capitalized sponsors Lending specialties: commercial real estate, commercial & industrial, sponsor finance, commercial deposits & treasury management $459.2 million loan portfolio Services throughout the Midwest, Tennessee and California Fifth most active lender in the U.S., most active lender in Illinois and Wisconsin for fiscal quarter ended March 2018 Dedicated servicing, portfolio management and workout staff with specialized expertise in government guaranteed loans $181.5 million lease portfolio 16 person sales force nationwide Provides financing solutions for equipment vendors and their end-users Industries served: healthcare, manufacturing, technology, specialty vehicles, energy efficiency Source: Company Management. Note: Data as of, or for the quarter ended, March 31, 2018. Pro forma for First Evanston acquisition as of 3/31/18. Does not include acquisition accounting adjustments. Pro forma for announced six branch consolidations.

Drive Organic Loan Growth Deliver Improved Profitability Strengthen Franchise through Acquisitions Continue to bring in top tier talent with teams attracted to culture and local decision making Capitalize on market opportunities due to recent consolidation and the CRE concentration limitations of other banks Redeploy excess liquidity into higher yielding assets to drive improved NIM Leverage our infrastructure to keep expense growth below revenue growth Grow in existing markets and/or establish presence in contiguous new markets with meaningful market share Focus on targets with strong deposit base and significant market growth opportunities Capitalize on Strong Deposit Franchise The quality of our deposit franchise and access to stable funding are key components of our success Small businesses are a significant source of low cost deposits and represent opportunities for growth Progress Report on Growth Strategies and Key Performance Indicators Commentary Key Performance Indicators Average non-interest bearing deposits increased 3.9% in 1Q18 vs. 1Q17 Since first Fed Funds rate increase in Dec. 2015, cost of deposits have increased 20 bps while Fed Funds have increases approximately 150bps 20% cumulative deposit beta Strong loan production resulted in 23.0% increase in originated loan portfolio in 1Q18 vs. 1Q17 Elevated payoff activity impacting total loan growth Loan & Leases/Deposits ratio increased to 90.7% in 1Q18 vs. 84.1% in 1Q17 NIM increased 45 bps to 4.45% in 1Q18 vs. 4.00% in 1Q17 Efficiency ratio improved to 67.3% for FY 2017 vs. 83.8% in FY 2016 Acquisition of First Evanston closed at end of May 2018 Expands footprint to Evanston market with scale and #2 deposit share First Evanston expected to drive double-digit EPS accretion Source: Company Management. Note: Data as of, and for the quarter ended, March 31, 2018.

First Quarter 2018 Results

First Quarter 2018 Highlights Earnings Credit Quality Revenue Trends Balance Sheet and Production Branch Consolidation Net income of $6.8 million, or $0.22 per diluted share Provision expense elevated due to a single commercial relationship Merger-related expense of $123,000 Pre-tax pre-provision ROA1 of 1.59% compared to 1.73% in 4Q17 and 1.59% in 1Q17 Single commercial credit downgraded to NPL drove elevated provision expense and net charge-offs for the quarter NPLs increased to 1.08% from 0.74% in 4Q17; approximately $6.3 million or 27 bps related to government guaranteed exposure Net charge-offs of $4.2 million or 75 bps for the quarter Originated loans increased by $45.4 million or 11.5% annualized during the quarter and up $302.9 million from 1Q17 Total assets of $3.5 billion, up $177.7 million from $3.3 billion in 1Q17 Deposits remained stable at $2.5 billion and core deposits stood at 85.3% Consolidating 8 locations in June 2018; 6 branches and 2 drive-up facilities Anticipate restructuring charge of $1.4 million in 2Q18 and annual cost saves of approximately $2.0 million Expect to utilize savings over time to reinvest back into the business First Evanston Acquisition Total revenue of $45.1 million, an increase of 0.7% from 4Q17, driven primarily by higher net interest income Net interest income up 4.8% due to a 19 bps increase in net interest margin (NIM) to 4.45% Non-interest income down 9.6%, primarily due to lower gain on sales of loans during the quarter Ongoing integration planning and customer engagement efforts Receipt of all required regulatory and stockholder approvals Closing expected by the end of May 2018 Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the Appendix.

Byline Bancorp, Inc.

Financial Highlights

		2018 Q1	YoY Comparison		QoQ Comparison	
			2017 Q1	% Change	2017 Q4	% Change
Income Statement	Net interest income	$33,695	$29,538	14.07%	$32,151	4.80%
	Non-interest income	11,428	12,308	(7.14%)	12,639	-9.58%
	Non-interest expense	31,919	28,851	10.63%	30,358	5.14%
	Provision for credit losses	5,115	1,891	170.49%	3,347	52.81%
	Net income (loss)	6,768	6,560	3.18%	(766)	NM
	Pre-tax, Pre-Provision Net Earnings	13,204	12,995	1.62%	14,432	-8.51%
	Diluted earnings (loss) per common share	0.22	0.25	-12.00%	(0.03)	NM
Balance Sheet	Securities available-for-sale	$626,057	$590,507	6.02%	$583,236	7.34%
	Loans and leases, net of ALLL	2,262,778	2,131,717	6.15%	2,260,786	0.09%
	Total Assets	3,462,372	3,284,713	5.41%	3,366,130	2.86%
	Deposits	2,524,547	2,575,839	-1.99%	2,443,329	3.32%
	Tangible common equity (1)	381,945	293,209	30.26%	376,823	1.36%
	Tangible book value per share (1)	$12.99	$11.91	9.07%	$12.85	1.09%
			2017 Q1	Change	2017 Q4	Change
Select Ratios (%)	NPLs / Total loans and leases	1.08%	0.41%	0.67	0.74%	0.34
	ALLL / Total loans and leases	0.77%	0.55%	0.22	0.73%	0.04
	Net charge-offs / Average Loans (2)	0.75%	0.19%	0.56	0.47%	0.28
	Efficiency ratio	69.04%	67.11%	1.93	66.06%	2.98
	Net interest margin	4.45%	4.00%	0.45	4.26%	0.19
	Return (loss) on average assets (2)	0.82%	0.80%	0.02	-0.09%	0.91
	Pre-tax pre-provision return (loss) on average assets (1 & 2)	1.59%	1.59%	0.00	1.73%	(0.14)
	Tangible common equity to tangible assets	11.26%	9.12%	2.14	11.44%	(0.18)

Source: Company filings; SNL Financial. Figures as of Q1 2018 unless otherwise noted.
Note: Due to rounding, amounts may not calculate precisely. Dollars in thousands except for per share data.
(1) Considered a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the Appendix.
(2) Annualized (recalculated as an annual rate) for the three month periods.

9

1Q18 Trends: Diversified Loan and Lease Portfolio Loan & Lease Portfolio March 31, 2017 March 31, 2018 ($ in millions) Originated and Acquired Loan & Lease Portfolio Total loans and leases were $2.3 billion at 1Q18, an increase of $2.9 million from end of prior quarter Originated portfolio increased by $45.4 million, offset by $42.4 million in runoff from the acquired portfolios Payoffs increased to $101.6 million from $74.3 million in 4Q17

Total deposits increased $81.2 million, largely driven by money market and time deposits Increase in time deposits primarily due to successful promotional campaigns Core deposit mix remained high at 85.3% Overall total deposit costs increased by 6 bps to 41 bps 1Q18 Trends: Stable Core Deposit Base Average Non-Interest Bearing Deposits ($ in millions) Deposit Composition Note: Core deposits defined as all deposits excluding time deposits exceeding $100,000. Due to rounding, amounts may not calculate precisely. $2,521 $2,443 $2,576 $2,541 Cost of Interest Bearing Deposits $2,525

1Q18 Trends: Expanding Net Interest Margin Net interest income increased $1.5 million to $33.7 million, due to higher average loan balances and higher average loan yields Net interest margin improved 19 basis points linked quarter to 4.45% Net interest margin, excluding accretion income1, improved 18 bps to 4.14% during the quarter NIM expansion driven by loan repricing and higher rates on new originations more than offsetting increase in deposit costs Loan and lease yields increased to 6.00% in 1Q18 versus 5.66% in 4Q17 Total cost of funds increased 9 basis points to 0.63% Net Interest Margin Net Interest Income Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the Appendix. ($ in millions) (1)

Total Non-Interest Income 1Q18 Trends: Non-Interest Income Non-interest income of $11.4 million for the quarter Non-interest income decreased by 9.6% from 4Q17 primarily due to lower gains on sales of loans driven by lower volume of loans sold ($ in millions) Total SBC Closed Loan Commitments Net Gains on Sales of Loans $127.8 million in closed loan commitments in 1Q18, compared to $132.3 million in 4Q17 $78.6 million of loan sales in 1Q18, compared to $87.9 million in 4Q17 Average premium on loan sales remained steady Small Business Capital Deposit fees and service charges Net servicing fees ATM / interchange fees Net gains on loans Other

1Q18 Trends: Disciplined Expense Management 1Q18 non-interest expense included $123,000 in merger-related expenses related to First Evanston acquisition, compared to $1.3 million in 4Q17 Salaries and benefits expense increased $1.2 million from prior quarter primarily due to a seasonal increase in payroll tax expense, merit increases, organizational growth and increased employer costs related to employee benefits $429,000 decline in net gain on OREO sales and other related expenses primarily due to a decreased number of sales $223,000 increase in provision for unfunded commitments Announced the consolidation of 8 additional locations ($ in millions) Efficiency Ratio Non-Interest Expense

1Q18 Trends: Asset Quality NPLs increased to 1.08% at 1Q18 Primarily due to one commercial relationship and inflow from our government guaranteed portfolio $6.3 million of NPLs represent government guaranteed portion of loans as of 1Q18 NCOs were $4.2 million or 75 bps; primarily driven by one commercial relationship and unguaranteed portion of SBA loans Provision expense was $5.1 million, largely driven by an increase in a specific reserve for one commercial relationship, slight credit deterioration in the government guaranteed acquired non-credit impaired portfolio, and an increase to the general reserve driven by new loan originations ALLL/Loans and Leases increased 4 bps to 0.77% from 0.73% last quarter NPLs / Total Loans & Leases ALLL / Loans & Leases

Acquisition of First Evanston Bancorp, Inc. Building on our leading branch & deposit footprint in Chicago

Low-Risk Transaction: Strategically Compelling: Financially Attractive: Builds Upon Our Strengths: Overview of the Transaction 1 2 3 4 The bank Chicago deserves: Creates the largest community bank in Chicago <$10bn Low cost deposit base and C&I focus is complementary to our business model Adds to revenue diversification with addition of Trust & Wealth Management Expands our footprint to Evanston market with significant scale and #2 market share Transaction generates double digit EPS accretion Tangible book value earnback within our stated guidelines Transaction leverages our excess capital in an efficient manner We know First Evanston: Our leadership has prior experience working together A detailed due diligence process has been completed Strong credit culture Deposits, Deposits, Deposits: High quality franchise with 30%+ combined DDA Builds on our diversified commercial lending platform: 50%+ combined C&I Franchise combination maintains our strong asset quality

Byline Bancorp, Inc.

Overview of First Evanston: A Partnership of Similar Banking Cultures

Overview of First Evanston

- $1.2 billion asset community bank founded in 1995 and headquartered in Evanston, IL
- Low-cost, core deposit base
- C&I lending focus and expertise
- 10 locations in highly attractive Chicago sub-markets
- Diversified revenue stream with strong Trust & Wealth Management capabilities (approximately $675 million in AUM)

Select Highlights (as of 3/31/2018)

Size ($mm)	Assets / 5Y CAGR	$1,152 / +6.2%
	Loans, HFI / 5Y CAGR	$909 / +10.0%
	Deposits / 5Y CAGR	$1,042 / +6.0%
Profitability	ROAA	0.94%
	ROAE	11.33%
	NIM	3.98%
	Efficiency Ratio	62.9%
Portfolio	Demand Deposits / Deposits	34.9%
	Deposits / Branch ($mm)	$104.2
	C&I + Owner Occ. CRE	66.6%
	CRE / Capital	124%
	NPAs / Loans + OREO	0.25%

Building on BY's leading branch and deposit footprint in Chicago

	BY	FB&T[5]
✔ % of IL Franchise in Chicago MSA	100.0%	100.0%
✔ Local Bank Rank by Deposits[1]	#2	#13
✔ Access to Chicago Businesses[2]	260,733	262,756
✔ Median HHI / Versus IL *[State of IL: $64,872]*	$66,148 / +2%	$69,255 / +7%
✔ Attractive Deposit Mix	29.7% DDA	34.9% DDA
✔ Low Cost of Deposits[3]	0.41%	0.52%
✔ Strong Commercial Lending Platform[4]	43.9%	66.6%
✔ Strong Asset Quality Metrics: NPLs / Loans & Leases	1.08%	0.25%

Source: SNL Financial; Financial data presented at and for the three months ended 3/31/18

(1) Ranked by deposits in Chicago MSA; only includes IL headquartered community banks (defined as banks with less than $10bn in assets); Deposit data as of 6/30/2017, pro forma for pending and recently completed transactions

(2) Represents the number of businesses in the company's counties of operation in the Chicago MSA

(3) Represents annualized (recalculated as an annual rate) interest expense on deposits for the quarter divided by average total deposits for the quarter

(4) Represents the sum of Commercial & Industrial Loans + Owner Occupied CRE Loans + Leases divided by Total Loans and Leases

(5) Financial data is for First Evanston Bancorp, Inc.

18

Appendix

Non-GAAP Reconciliation ($ in 000s, except share and per share data)